Exhibit 99.1

- Unigene Secures Financing to Extend Operating Runway in

Conjunction with Strategic Reorganization -

- Victory Park Capital Commences Process for Potential Sale of

PeptelligenceTM Drug Delivery Platform -

____

April 8, 2013 – Boonton, NJ – Unigene Laboratories, Inc. (PINK: UGNE), a leader in the design, delivery, manufacture and development of peptide-based therapeutics, today announced that the Company has entered into a second amendment to a financing agreement with affiliates of Victory Park Capital Advisors, LLC (VPC), whereby VPC has agreed to purchase an additional $750,000 senior secured note, providing Unigene with additional working capital. Under the terms of this financing, proceeds from the sale of the note, which is convertible into shares of UGNE common stock at a conversion price of $0.09 per share, will be used for working capital purposes.

In an effort to conserve capital and further extend its cash runway, Unigene also announced a strategic reorganization and downsizing, which involved a reduction of approximately 40% of its workforce. The majority of employees impacted by the reduction in workforce supported Unigene’s Fortical® manufacturing and recombinant calcitonin production operations, which have been negatively impacted by regulatory recommendations in Europe and by an advisory committee to the U.S. Food and Drug Administration (FDA). The company also disclosed that certain of its assets primarily related to its Fortical® business, are impaired as a result of this regulatory activity and its related impact upon Fortical manufacturing revenues and royalties. The asset impairment charges will be further discussed within the Company’s reported financial results for the first quarter 2013.

Ashleigh Palmer, Unigene’s Chief Executive Officer, stated, “We value VPC’s ongoing support and willingness to continue financing the company. Unigene remains focused on our efforts to conserve capital during these adverse conditions and challenging times. We view the reduction in workforce as an unfortunate, but necessary part of our path forward in continuing to explore and develop strategic options to protect and enhance shareholder value. On behalf of Unigene’s Management and our Board of Directors, we thank our many dedicated colleagues and employees whose efforts have been instrumental to the success of our Fortical® business throughout the years.”

Unigene also announced today that it has been notified by VPC that VPC has declared an event of default under certain loan documents, including approximately $55.8 million in notes issued to VPC by Unigene. VPC has further declared these notes (including principal and interest) due and payable. The declaration of default is based on, among other things, VPC’s determination that a material default has occurred under various provisions of the loan documents. In connection with the existence and continuation of the default, VPC has notified Unigene that, pursuant to Article 9 of the Uniform Commercial Code (UCC), VPC has initiated a public disposition of certain of Unigene’s assets that constitute VPC’s collateral, including the Company’s PeptelligenceTM Drug Delivery Platform and all other assets that are used or intended for use in connection with, or that are necessary or advisable to the continued conduct of, Unigene’s biotechnology business (but excluding assets of the Company unrelated to such business). Such assets will be sold pursuant to public auction to be held at the offices of Katten Muchin Rosenman LLP, 525 West Monroe Street, Chicago, Illinois 60611 on April 15, 2013 at 11:00 a.m. Central time.

About Unigene Laboratories, Inc.

Unigene Laboratories, Inc. is a leader in the design, delivery, manufacture and development of peptide-based therapeutics. The Company is building a robust portfolio of proprietary partnerships in this expanding drug class based on its Peptelligence™ platform. Peptelligence™ encompasses extensive intellectual property covering drug delivery and manufacturing technologies, unsurpassed research and development expertise, and proprietary know-how representing a genuine distinctive competence. Core Peptelligence™ assets include proprietary oral and nasal peptide drug delivery technologies, and proprietary, high-yield, scalable and reproducible E. coli-based manufacturing technologies.

Safe Harbor statements under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements, including statements relating to VPC’s agreement to purchase an additional $750,000 senior secured note; the intended use of the proceeds of such note for working capital purposes; an asset impairment charge, related impact upon the Fortical manufacturing revenues and royalties, and further additional discussions relating thereto; the Company’s path forward in continuing to explore and develop strategic options to protect and enhance shareholder value; the Company’s ability to build a robust portfolio of proprietary partnerships in the peptide-based therapeutics area based on its Peptelligence platform; the Company’s leadership in the design, delivery, manufacture and development of peptide-based therapeutics; and VPC’s initiation of a public disposition of certain of the Company’s assets, including the Company’s Peptelligence drug delivery platform, pursuant to Article 9 of the Uniform Commercial Code . These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various risk factors. These known and unknown risk factors include, but are not limited to: the delay in obtaining or the failure to obtain regulatory approvals for our products and the products of our licensees that may generate royalty and milestone payments to us, our ability to achieve product sales and royalties, competition, our dependence on other companies to commercialize, manufacture and sell products using our technologies and our ability to enter into favorable new agreements with such companies, our ability to cut expenses and maintain efficiencies, our ability to enter into new financing arrangements, the ability of our products to gain market acceptance and increase market share, the uncertainty of results of animal and human testing, the risk of product liability and liability for human clinical trials, our dependence on patents and other proprietary rights and the risks associated with patent litigation, dependence on key management officials, the availability and cost of capital, the availability of qualified personnel, changes in, or the failure to comply with, governmental regulations, general economic and business conditions, our history of losses and ability to achieve profitability, litigation and other risk factors discussed in our Securities and Exchange Commission ("SEC") filings, including our annual report on Form 10-K and our quarterly reports on Form 10-Q. Words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "potential," "continue," and variations of these words (or negatives of these words) or similar expressions, are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements. In addition, any statements that refer to expectations, projections, contingencies, goals, targets or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements and are not statements of historical fact. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we are under no obligation to publicly update or revise any forward-looking statements after the date of this release.

For Investors & Media:

Joshua Drumm, Ph.D. / Jason Rando

Tiberend Strategic Advisors, Inc.

(212) 827-0020

jdrumm@tiberend.com

jrando@tiberend.com

Source: Unigene Laboratories, Inc.